EXHIBIT 10.16.3

[Fifth Third Bank Logo]

March 22, 2013
Raymond James Financial, Inc.
880 Carillon Parkway
Saint Petersburg, FL 33716
Attention: Treasury Department/Cash Management
Re:     Uncommitted Line of Credit Agreement - Extension of Termination Date
Ladies and Gentlemen:
Reference is hereby made to that certain Uncommitted Line of Credit Agreement between Raymond James Financial, Inc. (the “Borrower”) and Fifth Third Bank (the “Lender”), dated as of September 27, 2011 (as the same has been and may further be amended, restated or otherwise modified from time to time, the “Credit Agreement”). Reference is hereby also made to that certain Demand Note of the Borrower dated as of September 27, 2011 (as the same has been may further be amended, restated or otherwise modified from time to time, the “Note” and together with the Credit Agreement and all related documents, collectively referred to herein as the “Loan Documents”).
The Borrower has requested that the Lender extend the Termination Date under, and as defined in, the Credit Agreement, and the Lender is willing to do so under the terms and conditions set forth in this letter agreement.
Notwithstanding anything contained in the Loan Documents to the contrary, by signing below, the Lender and the Borrower agree to delete the date “September 25, 2013” in Section 1 of the Credit Agreement and replace such date with the following date: “March 22, 2014”. Except as expressly modified hereby, the Loan Documents shall continue in full force and effect in accordance with their original terms.

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This letter shall be governed by, and construed in accordance with, the internal laws of the State of New York (including Section 5-1401 of the General Obligations Law of New York), without regard to conflicts of laws principles that would require application of another law. This letter may be executed in counterparts and by different parties hereto on separate counterpart signature pages, each of which shall be an original, but all together to be one and the same instrument. Delivery of executed counterparts of this letter by telecopy or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as originals.

Very truly yours,
Fifth Third Bank, an Ohio banking corporation

By	: /s/ Alicia Mattice
Name: Alicia Mattice
Title: Vice President

[Signature Page to Letter Agreement]

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Raymond James Financial, Inc.
March 22, 2013

Acknowledged and agreed.
Raymond James Financial, Inc.

By	: /s/ Paul Reilly
Name: Paul Reilly
Title: Chief Executive Officer

[Signature Page to Letter Agreement]

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